                                                                    EXHIBIT 99.2

As of April 1, 2003

Mr. David Allen
40 Edinburgh Lane
Madison, CT 06443

Dear Mr. Allen:

            Upon the terms and subject to the conditions  set forth below,  this letter shall  constitute  the agreement  pursuant to which The  Millbrook  Press
Incorporated  ("Millbrook" or the "Company")  agrees to employ you as President,
Chief Executive Officer and Chief Financial Officer.

1.          Term of Employment

            1.1  TERM.  Millbrook  hereby  employs  you,  and you hereby  accept employment with Millbrook,  for the period  commencing April 1,
                 2003 and terminating July 31, 2005, unless sooner terminated in accordance with the provisions of Section 9 hereof.

            1.2  DEFINITION. As used herein,  "Employment Term" means the entire period of your employment by Millbrook  hereunder,  whether for the period  provided  above,  or whether  sooner  terminated in accordance with the provisions of Section 9 hereof.

2.          Duties

            2.1  DESCRIPTION  OF DUTIES.  In your capacity as  President,  Chief
                 Executive  Officer  and  Chief  Financial  Officer,  you  shall perform such duties and  exercise  such  authority,  consistent with your  positions,  as may from time to time be given to you by the Board of Directors of Millbrook.

            2.2  DEVOTION OF ENTIRE TIME.  During the Employment Term, you agree that you will  loyally and  conscientiously  devote your entire productive time,  efforts,  ability and attention to the duties of your office and to promote the interests of  Millbrook,  and that  you will not  engage  in any  other  business  duties  or pursuits whatsoever.  Notwithstanding any of the foregoing, you will not be prohibited from making passive personal investments or being  involved  in the  private  business  affairs  of your immediate  family to the  extent  that such  activities  do not interfere with the performance of your duties hereunder and are not in any way competitive with the business of Millbrook.

3.          Compensation

            3.1  ANNUAL  SALARY.   During  the  Employment  Term,  you  will  be
                 compensated at a base salary at the rate of $160,000 per annum, payable in accordance  with the customary  payroll  policies of
                 Millbrook;  provided however,  that if pursuant to Section 9.1,
                 9.2 or 9.3 hereof,  your employment is terminated  prior to the end of the Employment  Term,  you will receive the  appropriate pro rata  portion of your annual  salary for the period  during which you are actually employed by Millbrook.

            3.2  INCENTIVE COMPENSATION FOR THE FISCAL YEARS ENDED JULY 31, 2004
                 AND JULY 31,  2005.  With  respect to each of the fiscal  years ended July 31,  2004 and July 31,  2005,  you will be  eligible annually  to  earn up to an  additional  $24,000  of  incentive compensation  (the "Initial  Performance  Bonus").  The Initial
                 Performance  Bonus  will be based on the  Company  meeting  the annual budgeted amount of net sales,  cash flow and net income.
                 The Initial  Performance  Bonus may be partially paid if one or more  items,  but not all three  items,  are met.  If all three items are satisfied, you will be entitled to receive all of the
                 Initial  Performance  Bonus and you may be  entitled to receive additional  incentive  compensation subject to the satisfaction of additional requirements as further described in this Section
                 3.2.  With  respect to each of the Fiscal  Years ended July 31,
                 2004 and July 31, 2005, if each of net sales, cash flow and net income  equals or exceeds 110% of the annual  budgeted  amount, then in addition to the Initial  Performance Bonus, you will be entitled  to receive an  additional  bonus  equal to $8,000 per annum (the "Second Performance Bonus"). With respect to each of the Fiscal Years ended July 31, 2004 and July 31, 2005, if each of net sales,  cash flow and net income  equals or exceeds 120%
                 of the annual budgeted amount,  then in addition to the Initial
                 Performance Bonus and the Second Performance Bonus, you will be entitled  to receive an  additional  bonus equal to $16,000 per annum (the "Third Performance Bonus"). The budgeted figures are those  submitted by the Company to and approved by the Board of
                 Directors based on the plan presented to the Board Directors in the Board  package for the February 10, 2003 Board of Directors meeting of the Company.  In order to receive any or all of your
                 Initial  Performance Bonus,  Second Performance Bonus, or Third
                 Performance  Bonus for any Fiscal Year, you must be employed by the Company at the end of such Fiscal Year.

            3.3  INCENTIVE COMPENSATION FOR THE FISCAL YEAR ENDED JULY 31, 2003.
                 With respect to the Fiscal Year ended July 31,  2003,  you will be eligible to receive additional compensation of $5,000 if the

                 Company meets the estimate  prepared on March 25, 2003 for each of net sales, cash flow, and net income.

            3.4  REIMBURSEMENT FOR BUSINESS  EXPENSES.  Millbrook will reimburse you, upon  presentation  of proper  expense  statements or such
                 other  supporting   information  as  Millbrook  may  reasonably
                 require,  for your reasonable and necessary  business  expenses
                 (including,   without   limitation,   telephone,   travel   and
                 entertainment  expenses)  incurred or paid by you in connection with the performance of your duties hereunder.

4.          Fringe Benefits

            You shall be entitled to  participate  on the same basis and subject to the same qualifications as all other regular full time executive employees of
Millbrook in any fringe  benefit plans  Millbrook  makes  available from time to time for all its employees,  including those benefits  available,  if any, under any retirement,  disability,  medical  insurance and life insurance plans as the same may be placed into effect from time to time.  You shall be entitled to four weeks of vacation  for each of the Fiscal Years ended July 31, 2004 and July 31,
2005.  With respect to the Fiscal Year ended July 31, 2003, you will be entitled to vacation  time equal to four weeks minus the amount of vacation time you have used  through the date of this  Agreement  during the Fiscal Year ended July 31,
2003. In addition,  you shall be entitled to  participate  in such other benefit plans,  if any, as  Millbrook  makes  generally  available  from time to time to members of its executive staff.

5.          Stock Options

            You will be granted  options to  purchase  100,000  shares of Common
Stock at an  exercise  price  equal to the  average  closing  sales price of the
Company's Common Stock during the five trading days immediately  preceding April
1, 2003, as reported on the Nasdaq Stock Market. Such options will vest in equal annual  installments  over a four-year period  commencing April 1, 2004 and will have such other terms as are  contained  in the form of Stock  Option  Agreement attached as Exhibit A hereto.

6.          Change of Control

            6.1   TERMINATION  FOLLOWING  A CHANGE OF  CONTROL.  If prior to the
                  Expiration  of the  Employment  Term,  there  is a  Change  of
                  Control (as  defined  hereinafter),  all  options  held by you shall immediately become exercisable.

            6.2   DEFINITION.  For the purposes of this  agreement,  a Change of
                  Control means (i) any merger, consolidation, or combination of
                  Millbrook  into or with another  corporation  or entity unless the  stockholders  of  Millbrook  immediately  prior  to  such merger, consolidation or combination continue to own, directly or  indirectly,  more than  Fifty  (50)  percent of the voting power of the then outstanding  voting  securities  entitled to vote  generally  in the  election of  directors of the new (or continued entity) or (ii) the sale of all or substantially all of the assets of the Company.

7.          Confidentiality

            7.1   CONFIDENTIALITY.  You and Millbrook acknowledge and agree that during the Employment  Term and in the course of the discharge of your duties  hereunder,  you will have access to and become
                  acquainted  with  information   concerning  the  operation  of
                  Millbrook and other  valuable  information  regularly  used in
                  Millbrook's  business and not generally  known to others.  You acknowledge  and  agree  that  it  is  Millbrook's  policy  to maintain such information as secret and confidential,  whether relating to  Millbrook's  business as  heretofore or hereafter conducted,  or relating to  Millbrook's  customers,  imprints, clients, suppliers, authors, employees,  consultants and other business  associates  (all such  information to be referred to hereinafter as  "Confidential  Information").  You acknowledge and  agree  that  all  Confidential  Information  is  owned by
                  Millbrook and constitutes Millbrook's trade secrets.

            7.2   NON-DISCLOSURE. You specifically agree that you shall not use, publish, disseminate, misappropriate or otherwise disclose any
                  Confidential  Information,  whether  directly  or  indirectly, either during the term of this  Agreement or at any other time thereafter,  except as is  required by law or in the course of employment  hereunder.  This  provision  shall  not  apply  to
                  Confidential  Information which becomes generally known to the public by means other than your breach of this Section.

            7.3   UNFAIR  COMPETITION.  You acknowledge and agree that the sale, unauthorized use or disclosure of any Confidential Information obtained  by you during the  course of your  employment  under this  Agreement,  including but not limited to (a) information concerning  Millbrook's  current,  future  or  proposed  work, services,  or  products,  (b) the fact  that  any  such  work, services or products are planned,  under consideration,  or in
                  production,   as  well  as,  (c)  any  descriptions   thereof,
                  constitute  unfair  competition.  You promise and agree not to engage in any unfair competition with Millbrook, either during the term of this Agreement or at any other time thereafter.

            7.4   PRECAUTIONS;  RETURN  OF  MATERIALS.  You  agree  to take  all
                  reasonable   precautions  to  protect  the  integrity  of  all
                  Confidential  Information,  including  all documents and other material entrusted to you containing or embodying Confidential
                  Information.  You  further  agree  that  all  files,  records,

                  documents, and similar items relating to Millbrook's business, whether  prepared  by you or by others,  are and shall  remain exclusively  the  property  of  Millbrook,  and that  upon the expiration or  termination  of your  employment  hereunder you shall  return to  Millbrook  all such  material and all copies thereof in your possession or control.

            7.5   COPYRIGHTABLE AND PATENTABLE MATERIALS.  You agree that during the  Employment  Term  you  will  take  any and  all  business
                  developments,   opportunities   and   potentially   profitable
                  situations  relating to  Millbrook's  business to the Board of
                  Directors of the Company for  exploitation  by Millbrook.  You
                  agree   promptly  to  disclose  to  Millbrook   (and  only  to
                  Millbrook) any and all knowledge possessed or acquired (by you by any means  whatsoever)  during  the  Employment  Term which relates  in any way to the  developments,  concepts,  ideas or innovations,  whether  copyrightable  or  patentable  or  not, relating to the business of  Millbrook.  For the  compensation and benefits received  hereunder,  you hereby assign and agree to assign to Millbrook,  your entire right, title and interest
                  in  and  to  any  of  the   aforesaid   described   materials,
                  discoveries, developments, concepts, ideas or innovations. All such materials, discoveries, developments, concepts, ideas and innovations shall be the property of Millbrook, and you shall, without  further  compensation,  do all  things  necessary  to
                  enable   Millbrook  to  perfect   title  in  such   materials,
                  discoveries, concepts, ideas and innovations and to obtain and maintain  effective  patent  or  copyright  protection  in the
                  United States and foreign countries thereon, including without
                  limitation,   rendering  assistance  and  executing  necessary
                  documents.

8.          Competitive Activities

            8.1   NON-COMPETITION.  During the Employment  Term and for a period of (1) year after  termination  for  cause,  or by you for any reason, you shall not within the United States:

                  (a)   Consult  with,  be employed by,  render  services to, or
                        engage in any business  activity with (whether as owner,
                        controller,  employee,  employer,  consultant,  partner,
                        officer,  director,  agent or otherwise) any business or
                        business entity competing  directly with the business of
                        Millbrook;

                  (b)   Without  the  prior  written  consent  of the  Board  of
                        Directors of the Company, personally solicit or cause to
                        be solicited or authorize,  directly or indirectly,  for
                        or on  behalf  of  yourself  or  any  third  party,  any
                        business competitive with Millbrook, from others who are
                        or  were at any  time  within  12  months  prior  to the

                        termination  of  your  employment  hereunder  customers,
                        suppliers,  clients,  authors,  agents or other business
                        associates of Millbrook.

            8.2   SOLICITATION  OF EMPLOYEES  AND OTHERS.  You  acknowledge  and agree  that  Millbrook's  directors,  officers  and  employees possess  special  knowledge of Millbrook's  operations and are vitally  important  to the  continued  success of  Millbrook's business.  You shall not, without the prior written consent of the Board of Directors of the Company,  directly or indirectly
                  seek  to  persuade  any  director,   officer  or  employee  of
                  Millbrook  either  to  discontinue  his or her  position  with
                  Millbrook  or to become  employed  or engaged in any  activity competitive with the activities of Millbrook.

            8.3   SCOPE.  If any court  determines that any of the covenants set forth herein,  or any part or parts thereof,  is unenforceable because of the duration or geographic scope of such provision, such  court  shall have the power to reduce  the  duration  or scope  of such  provision,  as the case  may be,  and,  in its reduced form,  such provision  shall then be  enforceable  and shall be enforced.

9.          Termination

            9.1   BY  DEATH.  Prior  to the  end of the  Employment  Term,  your employment  hereunder  shall  be  terminated  in the  event of death.

            9.2   PERMANENT   DISABILITY.   Your  employment  hereunder  may  be
                  terminated  by Millbrook  upon thirty (30) days' prior written notice to you in the event of your  permanent  disability.  As used herein,  "permanent  disability"  shall mean any illness, injury or other  physical  or  mental  disability  that  shall prevent  you from  performing  a  substantial  portion of your duties  hereunder for any period of either 90 consecutive days or an aggregate of 120 days during any consecutive twelve (12)
                  month period.

            9.3   TERMINATION  OF  CAUSE.   Millbrook   reserves  the  right  to
                  terminate  this  Agreement  at any time for "cause" as defined below. As used in this Agreement,  the term "cause" shall mean
                  (i) the commission by you of any act which would  constitute a felony  under state or federal  law, or the  equivalent  under foreign law; if prosecuted;  (ii) the commission by you of any act of moral  turpitude;  (iii) the material  breach by you of any of the provisions of this Agreement;  (iv) your failure or refusal to perform your obligations  under this Agreement,  or other acts or omissions constituting neglect or dereliction of duties  hereunder;  (v)  fraud,  dishonesty  or other  acts or omissions  by you that  amount  to a  willful  breach  of your fiduciary duty to Millbrook; (vi) your personal bankruptcy; or
                  (vii) the happening of any other event which, under provisions of  any  laws  applicable  to  Millbrook  or  its  activities,

                  disqualifies you from acting in any or all capacities provided for  herein.  Millbrook  may, at its  option,  terminate  this
                  Agreement  for the  reasons  stated in this  Section by giving written notice of termination to you without  prejudice to any other remedy to which Millbrook may be entitled either by law, in  equity,  or  under  this  Agreement.  Notwithstanding  the foregoing,  if Millbrook  proposes to exercise this right,  it will provide you with written notice and give you a reasonable opportunity to present,  with the assistance of an attorney if you so choose,  to the Board of Directors  of Millbrook  facts and witnesses related to the proposed  termination before such termination becomes effective. Upon any such termination under this  Section,  and upon  Millbrook's  request,  you  agree to resign from all  directorships  and  positions as an executive officer  you  may  then  hold  with  Millbrook  or  any of its affiliates.

            9.4   SEVERANCE PAY. In addition to any rights you may have pursuant to Section 6 hereof,  in the event that  Millbrook  terminates your  employment  on or before  July 31,  2004 (other than for
                  "cause"), you will be entitled to a severance payment equal to twelve months of your annual salary. In addition to any rights you may have  pursuant to Section 6 hereof,  in the event that
                  Millbrook  terminates  your employment at any time from August
                  1,  2004  until on or before  July 31,  2005  (other  than for
                  "cause"), you will be entitled to a severance payment equal to six months of your annual salary.

10.         Miscellaneous

            10.1  NOTICES.  Notices  hereunder  shall be in writing and shall be delivered by hand or sent by  registered  or  certified  mail, return receipt requested,  if to you, at the address set forth above,  and if to  Millbrook  Press,  2 Old New Milford  Road,
                  Brookfield,  CT,  06804,  or at such other address as to which notice has been given in the manner herein provided.

            10.2  ENTIRE   AGREEMENT.   This   Agreement  sets  forth  your  and
                  Millbrook's complete  understanding with respect to the maters set forth  herein  and shall  supercede  any and all  previous contracts,  arrangements or understandings between the Company and you. This  Agreement may be modified or amended only by an agreement in writing signed by the parties hereto.

            10.3  SEVERABILITY.  If any term, provision,  covenant, or condition of this Agreement,  or the application  thereof to any person, place or  circumstance,  shall be held by a court of competent jurisdiction  to  be  invalid,  unenforceable,  or  void,  the
                  remainder  of  this   Agreement  and  such  term,   provision,

                  covenant,  or condition as applied to other  persons,  places, and circumstances shall remain in full force and effect.

            10.4  HEADINGS.  The  headings  and  captions of the  Agreement  are provided  for  convenience  only and are  intended  to have no effect in construing or interpreting this Agreement.

            10.5  APPLICABLE  LAW.  This  Agreement  shall  be  governed  by and construed  in  accordance  with  the  laws  of  the  State  of
                  Connecticut  without  giving effect to the conflict of laws or principles thereunder.

            If the  foregoing  accurately  reflects  your  understanding  of our agreement and is acceptable to you, please sign the enclosed copy of this letter and return it to the undersigned.

            Very truly yours,
            The Millbrook Press Incorporated

            By: /s/ Howard B Graham
                ----------------------------
            Howard B Graham,
            Chairman
            of the Board of Directors

            By: /s/ David Allen
                ----------------------------
            David Allen